UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2016

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Restricted Stock Unit Awards

On February 10, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Twitter, Inc. (“Twitter”) approved restricted stock unit (“RSU”) awards to certain of its executive officers as compensation for taking on additional roles and responsibilities at Twitter.

In September 2015, Adam Bain was appointed Chief Operating Officer in addition to his role heading up Global Revenue and Partnerships.  In January 2016, Mr. Bain was also appointed as the head of Twitter’s Media and Revenue Product teams and the interim head of Human Resources.  Mr. Bain was awarded 1,850,000 RSUs, vesting over four years and subject to the terms of Twitter’s 2013 Equity Incentive Plan (the “2013 Plan”).

In September 2015, Vijaya Gadde was appointed as Twitter’s head of communications and public policy in addition to her role as General Counsel and Secretary.  Ms. Gadde was awarded 600,000 RSUs, vesting over four years and subject to the terms of the 2013 Plan.

In January 2016, Adam Messinger was appointed as Twitter’s head of engineering, product development (other than the product teams related to monetization efforts), and design in addition to his role as Chief Technology Officer.  Mr. Messinger was awarded 1,250,000 RSUs, vesting over four years and subject to the terms of the 2013 Plan.

Performance-Based Equity Compensation Program

On February 10, 2016, the Committee decided, based on feedback Twitter received from its outreach efforts with certain of its institutional investors, to begin to phase in a performance-based equity compensation program for Twitter’s executive officers to further tie executive compensation with the performance of the company.  The Committee currently expects to shift the proportion of equity compensation over time from solely time-based compensation towards a combination of time-based and performance-based equity compensation.  Accordingly, the Committee granted 40,000, 20,000 and 25,000 Performance Based Restricted Stock Unit (“PRSU”) awards to Adam Bain, Vijaya Gadde, and Adam Messinger, respectively.  Subject to the terms of the 2013 Plan, the PRSUs will be eligible to vest based upon Twitter’s achievement of certain performance targets over a one-year performance period.  The Board or the Committee will set the performance targets for the performance period prior to the end of this quarter and will assess achievement against those performance targets in the first quarter of 2017.

Jack Dorsey, Twitter’s CEO, has continued to agree to forego all forms of direct compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde General Counsel & Secretary

Date:  February 12, 2016